Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132510 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-13801 on Form S-8 of our report dated March 31, 2014, relating to the financial statements of Century Casinos, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Century Casinos, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 31, 2014